Exhibit 99.1

Chart Industries Announces Favorable Repricing of Term Loan Facility

Atlanta, GA (USA) September 21, 2023 – Chart Industries, Inc. (NYSE: GTLS) (“Chart”), a leading global engineering design and manufacturer of highly engineered equipment servicing multiple applications in clean energy and industrial gas markets, has successfully syndicated the repricing of its $1,781 million senior secured term loan facility (the “Term Loan”), which matures on March 17, 2030. Following the completion of the repricing, all outstanding amounts under the Term Loan will bear interest at a rate per annum equal to SOFR with a 0.50% floor, plus a 0.10% credit spread adjustment plus a margin equal to 3.25%. The repricing represents a reduction of 0.50% per annum compared to the SOFR margin applicable prior to the repricing. This is anticipated to result in cost savings of approximately $9 million in annual interest expense on the Term Loan.

“The repricing of our Term Loan is an important step as we continue to optimize our capital structure,” stated Jill Evanko, Chart’s CEO and President. “The transaction was met with strong lender demand, allowing us to achieve significant go-forward interest expense savings.”

The repricing described above is expected to be implemented via an amendment to Chart’s fifth amended and restated credit agreement, which is expected to close in October 2023, subject to customary closing conditions and the execution of definitive documentation.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Chart’s business plans, including anticipated acquisitions, future cost synergies and interest and efficiency savings, net leverage ratios, objectives, future orders, revenue, margins, earnings, performance or outlook, business or industry trends and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “indicators”, “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology. Forward-looking statements contained in this press release or in other statements made by Chart are made based on management’s expectations and beliefs concerning future events impacting Chart and are subject to uncertainties and factors relating to Chart’s operations and business environment, all of which are difficult to predict and many of which are beyond Chart’s control, that could cause Chart’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause Chart’s actual results to differ materially from those described in the forward-looking statements include: the conditions to the closing of the repricing amendment may not be satisfied and it may not be consummated; the closing of the repricing amendment may be significantly delayed; and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filled with the SEC, which should be reviewed carefully. Chart undertakes no obligation to update or revise any forward-looking statement.

About Chart Industries, Inc.

Chart Industries, Inc. is an independent global leader in the design, engineering, and manufacturing of process technologies and equipment for gas and liquid molecule handing for the Nexus of Clean™—clean power, clean water, clean food, and clean industrials, regardless of molecule. The company’s unique product and solution portfolio across stationary and rotating equipment is used in every phase of the liquid gas supply chain, including engineering, service and repair and from installation to preventive maintenance and digital monitoring. Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 capture amongst other applications. Chart is committed to excellence in environmental, social and corporate governance (ESG) issues both for its company as well as its customers. With 64 global manufacturing locations and over 50 service centers from the United States to Asia, Australia, India, Europe and South America, the company maintains accountability and transparency to its team members, suppliers, customers and communities. To learn more, visit www.chartindustries.com

Chart Industries, Inc. Contact:

John Walsh

VP, Investor Relations

1-770-721-8899

john.walsh@chartindustries.com